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Exhibit 10.35

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPERATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

AMENDMENT
TO NATURAL GAS LIQUIDS PURCHASE AGREEMENT
BY AND BETWEEN
ONEOK HYDROCARBON, L.P. AND MARKWEST OKLAHOMA GAS COMPANY, L.L.C.
DATED AUGUST 25, 2006

        This Amendment ("Amendment") is made effective as of November 1, 2008, by and between MARKWEST OKLAHOMA GAS COMPANY, L.L.C. (formerly known as MarkWest Western Oklahoma Gas Company, L.L.C.) ("MarkWest"), and ONEOK HYDROCARBON, L.P. ("OHLP").

        WHEREAS, under that certain Natural Gas Liquids Purchase Agreement dated August 25, 2006 (the "Agreement"), OHLP purchases and MarkWest sells certain volumes of natural gas liquids that originate from the Arapaho gas processing plant as described therein; and,

        WHEREAS, said parties desire to amend the Agreement in accordance with Section 21 of the Agreement, as hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to amend the Agreement as follows in this Amendment.

1.    Definitions.    The following definitions are hereby added to Section 1 of the Agreement as definitions:

  "Completion Date" shall mean the first Day of the calendar Month following completion of the Expansion.

  "Expansion" shall mean the expansion of the OHLP gathering system to accommodate the increased volume commitment by MarkWest.

2.    OHLP's Gathering System.    The Expansion to be undertaken by OHLP or its Affiliate(s) shall be completed and OHLP's gathering system shall be operational by no later than **, absent any circumstances beyond the reasonable control of OHLP or its Affiliate(s), as the case may be.

3.    Term.    Section 2 of the Agreement is hereby deleted in its entirety and replaced with the following:

  "This Agreement shall begin on the Effective Date, and shall continue until ** (the "Amended Contract Term"), and shall continue in effect from ** thereafter unless either party gives the other party written notice of termination at least ** prior to the end of the Amended Contract Term or any subsequent **."

  References to the term "Original Contract Term" in the Agreement are hereby replaced with the term "Amended Contract Term" where applicable.

4.    Quantity.    Commencing on the Completion Date, the Maximum Production in Section 3.A is hereby increased to ** Barrels per Day, **.

5.    Base and Adjusted Base Differential.    Section 6 of the Agreement is hereby amended as follows:

  A.
  As of the Effective Date and continuing to ** (the "Initial Differential Period"), the applicable Base Purchase Differential table for the first ** Barrels of NGL's delivered per Day to OHLP at the Delivery Point shall be as follows:

Product	Base Purchase Differential ¢/Gal.
Propane Plus	**
Ethane in E/P	**
  B.
  The Base Purchase Differential table set forth below shall apply as follows: (i) during the Initial Differential Period, the table shall apply to all Barrels of NGL's delivered per Day to OHLP at the Delivery Point in excess of ** Barrels, and (ii) beginning ** and continuing for the remaining term of this Agreement, the table shall apply to all Barrels of NGL's delivered to OHLP at the Delivery Point.

Product	Base Purchase Differential ¢/Gal.
Propane Plus	**
Ethane in E/P	**
6.
**.    Commencing ** (which is the beginning of Contract Year 1 in the table below), MarkWest shall commit to deliver a minimum volume of NGLs by the end of each Contract Year as outlined in the table below ** on each of these Gallons until such time as MarkWest has delivered ** Barrels (the "Total Aggregate Minimum Commitment") to OHLP or this Agreement terminates, whichever first occurs. In the event MarkWest has not delivered at least the aggregate minimum volume by the end of each Contract Year, OHLP shall ** the amount of the volume not delivered. Any shortfall volume for which ** shall be ** for purposes of determining compliance with the Total Aggregate Minimum Commitment.

Year	Total Volume Delivered (barrels in aggregate)
1	**
2	**
3	**
4	**
5	**

7.    Effect of Amendment.    The parties hereto acknowledge and agree that, except as specifically amended, changed or modified hereby, the Agreement remains in full force and effect in accordance with its terms and that each reference to the Agreement therein shall be deemed to be a reference to the Agreement after giving effect to this Amendment.

8.    Counterparts.    This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.    Capitalized Terms.    Capitalized terms not otherwise defined herein shall have the respective meanings assigned to such terms by the Agreement.

10.    Effective Date.    This Amendment shall be effective as of the date first above written.

MARKWEST:		OHLP:

MARKWEST OKLAHOMA GAS COMPANY, L.L.C.		ONEOK HYDROCARBON, L.P.

By: ONEOK HYDROCARBON GP, L.L.C., its General Partner
By:	/s/ Frank M. Semple	By:	/s/ Sheridan Swords
Printed Name:	Frank M. Semple	Printed Name:	Sheridan Swords
Title:	President and CEO	Title:	President
Date:	1-7-09	Date:	1/22/2009

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  Exhibit 10.35
AMENDMENT TO NATURAL GAS LIQUIDS PURCHASE AGREEMENT BY AND BETWEEN ONEOK HYDROCARBON, L.P. AND MARKWEST OKLAHOMA GAS COMPANY, L.L.C. DATED AUGUST 25, 2006